Exhibit 1.1

CAPITAL PRODUCT PARTNERS L.P.

(a Marshall Islands limited partnership)

[11,750,000] Common Units representing limited partner interests

FORM OF PURCHASE AGREEMENT

Dated: • , 2007

CAPITAL PRODUCT PARTNERS L.P.

(a Marshall Islands limited partnership)

[11,750,000] Common Units representing limited partner interests

PURCHASE AGREEMENT

• , 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

UBS SECURITIES LLC

as Representatives of the several Underwriters

c/o                               Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

4 World Financial Center
New York, New York  10080

c/o          UBS Securities LLC

299 Park Avenue

New York, New York 10171

Ladies and Gentlemen:

Capital Product Partners L.P., a Marshall Islands limited partnership (the “Partnership”), Capital GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), Capital Product Operating L.L.C., a Marshall Islands limited liability company (the “Operating Company”), Capital Ship Management Corp., a Panama corporation (the “Manager”), Capital Maritime & Trading Corp., a Marshall Islands corporation (“Capital Maritime” and, together with the Partnership, the General Partner, and the Operating Company, the “Capital Parties”), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS Securities LLC (“UBS”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and UBS are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by Capital Maritime and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of common units representing limited partner interests in the Partnership (“Common Units”) set forth in Schedule A hereto and (ii) the grant by Capital Maritime to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [1,762,500] additional Common Units to cover overallotments, if any.  The aforesaid [1,762,500] Common Units to be purchased by the Underwriters from Capital Maritime (the “Initial Units”) and all or any part of the [1,762,500] Common Units subject to the option described in Section 2(b) hereof (the “Option Units”) are hereinafter called, collectively, the “Units.”

The Partnership and Capital Maritime understand that the Underwriters propose to make a public offering of the Units as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

It is understood and agreed to by all parties that the Partnership was formed by Capital Maritime to own and operate medium-range product tankers under medium- to long-term charters, including those medium-range product tankers and related charters owned by the Operating Subsidiaries (as defined below) and those medium-range product tankers and related charters to be owned by the Newbuilding Subsidiaries (as defined below) (collectively, the “Transferred Business”), as described more particularly in the Prospectus.  It is further understood and agreed by all parties that as of the date hereof:

(a)           Capital Maritime directly owns a 100% membership interest in the General Partner and a 98% limited partner interest in the Partnership;

(b)           the General Partner directly owns a 2% general partner interest in the Partnership;

(c)           the Partnership directly owns a 100% membership interest in the Operating Company;

(d)           Capital Maritime directly owns 100% of the outstanding capital stock of each of the vessel-owning subsidiaries listed on Schedule C hereto (collectively, the “Operating Subsidiaries” and each, an “Operating Subsidiary”); and

(e)           Capital Maritime directly owns 100% of the outstanding capital stock of each of the subsidiaries listed on Schedule D hereto (collectively, the “Newbuilding Subsidiaries” and each, a “Newbuilding Subsidiary”):

Immediately prior to or at the Closing Time (as defined in Section 2(c) hereof), the parties thereto will enter into a Contribution and Conveyance Agreement (the “Contribution Agreement”).  The transactions to be effected pursuant to the terms of the Contribution Agreement and this Agreement, including without limitation the public offering of the Initial Units contemplated hereby (the “Offering”), are referred to as the “Transactions.”  In connection with the Transactions, the parties to the Transactions have entered or will enter into various conveyances, agreements and related documents (collectively with the Contribution Agreement, the “Contribution Documents”) pursuant to which:

(a)           Capital Maritime will convey all of the outstanding capital stock of the Operating Subsidiaries to the Partnership, and as consideration therefore, the Partnership will issue to Capital Maritime (i) [11,750,000] Common Units representing a 56.0% limited partner interest in the Partnership, (ii) [8,805,521] Subordinated Units (as defined in the Partnership Agreement (as defined below)) representing a 42.0% limited partner interest in the Partnership, (iii) the Incentive Distribution Rights (as defined in the Partnership Agreement), (iv) $25 million in cash representing a cash dividend and (v) the right to receive an additional dividend in the amount of $30 million payable in cash or Common Units or a combination thereof, as described in the Contribution Agreement and the Partnership Agreement;

(b)           Capital Maritime’s original 98% limited partner interest in the Partnership will be converted into one (1) Subordinated Unit;

(c)           the General Partner’s original 2% general partner interest in the Partnership will be converted into [419,500] General Partner Units (as defined in the Partnership Agreement); and

(d)           Capital Maritime will transfer the Incentive Distribution Rights to the General Partner.

In addition, immediately prior to or at the Closing Time:

(a)           Capital Maritime, the General Partner, the Partnership and the Operating Company will enter into an omnibus agreement (the “Omnibus Agreement”), which will set forth certain agreements concerning competition among the parties thereto and concerning the indemnification of the Partnership by Capital Maritime for certain liabilities following the closing of the Offering;

(b)           the Partnership and the Manager, will enter into a management agreement (the “Management Agreement”) pursuant to which the Manager will provide certain commercial and technical management services to the Partnership and the Operating Company;

(c)           the Partnership and the Manager, will enter into an administrative services agreement (the “Administrative Services Agreement”) pursuant to which the Manager will provide certain advisory and administrative services to the Partnership and the Operating Company;

(d)           Capital Maritime and the Partnership will enter into a share purchase agreement (the “Share Purchase Agreement”) pursuant to which the Partnership will purchase from Capital Maritime all of the outstanding shares of capital stock of the Newbuilding Subsidiaries upon delivery of each Newbuilding Vessel (as defined below) to the applicable Newbuilding Subsidiary; and

(e)           the Partnership, as borrower, and the Operating Subsidiaries, as guarantors, will enter into a revolving credit facility with HSH Nordbank AG, Hamburg, and other lenders (the “Credit Facility”).

The Contribution Documents, the Omnibus Agreement, the Management Agreement, the Administrative Services Agreement, the Share Purchase Agreement and the Credit Facility shall be collectively referred to herein as the “Transaction Documents.”  The General Partner, the Partnership, the Operating Company, the Operating Subsidiaries and the Newbuilding Subsidiaries are hereinafter referred to collectively as the “Partnership Entities.”  The Capital Parties, the Operating Subsidiaries and the Newbuilding Subsidiaries are hereinafter referred to collectively as the “Capital Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333- • ), including the related preliminary prospectus or prospectuses, covering the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Partnership will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.”  Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  Such registration statement, including the amendments thereto, the exhibits and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  The final prospectus  in the form first furnished to the Underwriters for use in connection with the offering of the Units is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Capital Parties and the Manager.  Each of the Capital Parties and, with respect to subsections (v), (vi), (xvi), (xvii), (xviii), (xx), (xxi), (xxii), (xxiii), (xxiv), (xxvi), (xxxii) and (xxxiii) hereof, insofar as the statement in such subsections relate to the Manager, the Manager represents and warrants to each Underwriter as of the date hereof, the Applicable Time referred to in subsection (i) hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Capital Parties, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times, the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Units are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (as defined below), each of the statements made by the Partnership in the most recent preliminary prospectus, and to be made in the Prospectus and any further amendments or supplements to the Registration Statement or Prospectus within the coverage of Rule 175(b) of the 1933 Act Regulations, including any projections of results of operations or statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedules B and E hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means  • :00 [a/p]m (Eastern time) on  • , 2007 or such other time as agreed by the Partnership and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Units that (A) is required to be filed with the Commission by the Partnership, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being specified in Schedule E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

The Partnership has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Units or until any earlier date that the issuer notified or notifies the Representatives as described in Section 3(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the General Disclosure Package or the Prospectus made in reliance upon and in conformity with written information furnished to Capital Maritime or the Partnership by any Underwriter through the Representatives expressly for use therein.

Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto) complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the time of filing the Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the

1933 Act Regulations) of the Units and at the date hereof, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(ii)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iii)          No Restrictions.  There are no restrictions on subsequent transfers of the Units under the laws of the Republic of the Marshall Islands.

(iv)          Financial Statements.  The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the financial position of the entities purported to be shown thereby on the basis stated therein at the dates indicated; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.  The pro forma balance sheet and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(v)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, properties, business affairs or business prospects of the Capital Entities considered as one enterprise, whether or not arising in the ordinary course of business, that would have or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities considered as one enterprise (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Capital Entities or the Manager, other than those in the ordinary course of business, that are material with respect to the Partnership Entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any class of its outstanding general partner or limited partner interests.

(vi)          Formation and Qualification of the Capital Entities and the Manager.  Each of the Capital Entities has been duly formed or incorporated, as applicable, and is validly existing as a limited partnership, limited liability company or corporation, as applicable, and is in good standing under the laws of its jurisdiction of formation or incorporation, and the Manager has been duly organized and is validly existing as a corporation in good standing under the laws of the Republic of Panama, and each of the Capital Entities and the Manager has full partnership, limited liability company or corporate power and authority, as applicable, necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own, lease and operate the properties included in the Transferred Business that it owns, leases or operates and to conduct the Transferred Business as described in the Prospectus and to enter into and perform its obligations under this Agreement.  Each of the Capital Entities and the Manager is duly qualified to transact business and is in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each other jurisdiction in which such qualification is required for the conduct of the Transferred Business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(vii)         Power and Authority to Act as General Partner.  The General Partner has, and as of each Date of Delivery will have, full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(viii)        Ownership of General Partner.  At each Date of Delivery, Capital Maritime will own all of the issued and outstanding membership interests of the General Partner; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “General Partner LLC Agreement”) and will be fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands Limited Liability Company Act (the “Marshall Islands LLC Act”)); and Capital Maritime will own such membership interests free and clear of all liens, encumbrances, security interests, pledges, mortgages, charges or other claims (collectively, “Liens”).

(ix)           Ownership of the General Partner Interest in the Partnership. At each Date of Delivery, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (the “Partnership Agreement”); and the General Partner will own such general partner interest free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement).

(x)            Authorization and Ownership of Units, Sponsor Units and Incentive Distribution Rights; Description of Common Units.  The Sponsor Units (as defined below) and the Incentive Distribution Rights (as defined in the Partnership Agreement) and the limited partner interests represented thereby have been duly authorized for issuance and sale to Capital Maritime pursuant to the Contribution Agreement and, when issued and delivered by the Partnership pursuant to the Contribution Agreement against payment of the consideration set forth therein, the Sponsor Units and the Incentive Distribution Rights will be validly issued and fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands Limited Partnership Act (the “Marshall Islands LP Act”)).  At the initial Date of Delivery, after giving effect to the transactions contemplated by the Contribution Agreement, but prior to giving effect to the sale by Capital Maritime of the Units to the Underwriters pursuant to this Agreement, Capital Maritime will own [11,750,000] Common Units (including the Initial Units) and [8,805,522] Subordinated Units (collectively, the “Sponsor Units”), and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement).  At the initial Date of Delivery, after giving effect to the Transactions, Capital Maritime will own [8,805,522] Subordinated Units (the “Retained Sponsor Units”), and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens (except restrictions on transferability as described in the Prospectus or the Partnership Agreement); the Option Units and the limited partner interests represented thereby have been duly authorized for issuance and sale to Capital Maritime pursuant to the Contribution Agreement and the Partnership Agreement and, upon exercise of the option provided in Section 2(b), when issued and delivered by the Partnership to Capital Maritime pursuant to the Contribution Agreement and the Partnership Agreement and sold and delivered by Capital Maritime to the Underwriters pursuant to Section 2(b), the Option Units will be validly issued and fully paid and non-assessable (except as such nonassessability may be affected by matters described in Section 41 of the Marshall Islands LP Act); the Common Units conform to all statements relating thereto contained in the Prospectus, and such description conforms to the rights set forth in the Partnership Agreement; no holder of the Units will be subject to personal liability by reason of being such a holder.

(xi)           Ownership of the Operating Company.  At each Date of Delivery, the Partnership will own all of the issued and outstanding membership interests of the Operating Company; such membership interests will have been duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (the “Operating Company LLC Agreement”) and will be fully paid (to the extent required by the Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 51 of the Marshall Islands LLC Act); and the Partnership will own such membership interests free and clear of all Liens.  The only subsidiaries of the Partnership are the Operating Company and the Operating Subsidiaries.

(xii)          Ownership of the Operating Subsidiaries.  At each Date of Delivery, after giving effect to the Transactions, the Operating Company will own all of the issued and outstanding shares of capital stock of each of the Operating Subsidiaries; such shares of capital stock will be duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Operating Subsidiaries (collectively, the “Operating Subsidiaries’ Organizational Documents”) and will be fully paid and nonassessable; and the Operating Company will own such shares of capital stock free and clear of all Liens.

(xiii)         Ownership of the Newbuilding Subsidiaries.  Capital Maritime owns all of the issued and outstanding shares of capital stock of each of the Newbuilding Subsidiaries; such shares of capital stock are duly authorized and validly issued in accordance with the articles of incorporation and by-laws of the Newbuilding Subsidiaries (collectively, the “Newbuilding Subsidiaries’ Organizational Documents”) and are fully paid and nonassessable; and Capital Maritime owns such shares of capital stock free and clear of all Liens.  Upon the closing of the transactions contemplated by the Share Purchase Agreement, the Operating Company will own all of the issued and outstanding shares of capital stock of each of the Newbuilding Subsidiaries free and clear of all Liens.

(xiv)        Capitalization.  At the initial Date of Delivery, after giving effect to the Transactions and assuming no exercise of the option provided in Section 2(b), the issued and outstanding limited partner interests of the Partnership will consist of [11,750,000] Common Units, [8,805,522] Subordinated Units and the Incentive Distribution Rights, and the issued and outstanding general partner interests of the Partnership will consist of [419,500] General Partner Units.  Assuming no exercise of the option provided in Section 2(b), other than the Retained Sponsor Units and the Incentive Distribution Rights, the Initial Units will be the only limited partner interests in the Partnership issued and outstanding at the initial Date of Delivery.

(xv)          No Preemptive Rights or Options; No Registration Rights.  Except as identified in the Registration Statement, the General Disclosure Package and the Prospectus, there are no (A) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (B) outstanding options or warrants to purchase any securities of the Partnership Entities.  There are no persons with registration rights or similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Partnership under the 1933 Act.

(xvi)        Authority and Authorization.  Each of the Capital Parties and the Manager has the legal right and power, and all authorization and approval required by law, to enter into this Agreement.  The Partnership has all requisite partnership power and authority to issue, sell and deliver the Sponsor Units and the Option Units to Capital Maritime in accordance with and upon the terms and conditions set forth in the Contribution Agreement and the Partnership Agreement.  Capital Maritime has all requisite corporate power and authority to sell and deliver the Units to the Underwriters in accordance with and upon the terms and conditions set forth in this Agreement.  At each Date of Delivery, all corporate, partnership and limited liability company action (including unitholder, stockholder, member or partner action), as the case may be, required to be taken by any of the Capital Entities for the authorization, issuance, sale and delivery of the Units, and by the Capital Entities and the Manager for the execution and delivery of the Operative Agreements (as defined below) and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(xvii)       Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Capital Parties and the Manager.

(xviii)      Authorization, Execution, Delivery and Enforceability of Operative Agreements. At or before the initial Date of Delivery:

(A)          the Transaction Documents will have been duly authorized, executed and delivered by the Capital Entities that are parties thereto and, if applicable, the Manager, and each will be a valid and legally binding agreement of the parties thereto, enforceable against such parties in accordance with its terms; and

(B)           the Partnership Agreement, General Partner LLC Agreement and the Operating Company LLC Agreement (collectively, the “Organizational Agreements”) will have been duly authorized, executed and delivered by the parties thereto, and will be valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms;

provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The Transaction Documents and the Organizational Agreements are collectively referred to herein as the “Operative Agreements.”

(xix)         Enforceability of Other Agreements.  Each of the agreements listed on Schedule F (collectively, the “Other Agreements”) has been, or will be at the time of Closing, duly authorized, executed and delivered by each of the Capital Entities party thereto and, assuming the due authorization, execution and delivery by the other parties thereto, is, or will be at the time of Closing, a valid and legally binding agreement of such Capital Entity, enforceable against it in accordance with its terms, except where the failure to be enforceable would not have or reasonably be expected to have a Material Adverse Effect or a material adverse effect on the transactions contemplated by this Agreement; provided that, with respect to each agreement described in this subsection, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws.

(xx)          No Conflicts.  None of (A) the offering, issuance or sale by the Partnership of the Units or the offering or sale by Capital Maritime of the Units, (B) the execution, delivery and performance of this Agreement and the Operative Agreements by the Capital Entities that are parties thereto and, if applicable, the Manager or (C) the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (including the Transactions), (1) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Agreements or the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, by-laws or other constituent document of any of the Capital Entities or the Manager (collectively, the “Organizational Documents”), (2) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Capital Entities or the Manager is a party or by which any of them or any of their respective properties may be bound, including the Other Agreements, (3) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Capital Entities or the Manager or any of their properties in a proceeding to which any of them or their property is a party or (4) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Capital Entities (other than Liens arising under the Credit Facility), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (2) or (4), would, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any of the Capital Entities or the Manager to consummate the transactions (including the Transactions) provided for in this Agreement or the Operative Agreements to be consummated on or prior to the applicable Date of Delivery.

(xxi)         No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Capital Entities or any of their properties or assets is required in connection with the offering, issuance or sale by the Partnership and Capital Maritime of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the Capital Entities that are parties thereto and, if applicable, the Manager, on or prior to the applicable Date of Delivery, the performance of the Other Agreements by the Capital Entities that are parties thereto or the consummation of the transactions contemplated by this Agreement or the Operative Agreements (including the Transactions) to be consummated on or prior to the applicable Date of Delivery except (A) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”) and state securities or “Blue Sky” laws, (B) for such consents that have been, or prior to the Date of Delivery will be, obtained, (C) for such consents that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect and (D) as disclosed in the General Disclosure Package.

(xxii)        No Defaults.  None of the Capital Entities or the Manager is in (A) violation of its Organizational Documents, (B) violation of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or

(C) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument relating to the Transferred Business to which it is a party or by which it or any of its properties may be bound, which in the case of clauses (B) and (C) would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Capital Entities or the Manager to perform their obligations under this Agreement, the Operative Agreements or the Other Agreements.

(xxiii)       Absence of Labor Dispute.  No labor dispute with the employees of the Partnership Entities or the Manager exists or, to the knowledge of the Capital Parties and the Manager, is imminent, and none of the Partnership Entities or the Manager is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in any case, would result in a Material Adverse Effect.

(xxiv)       Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Capital Parties, threatened, against or affecting any of the Partnership Entities, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, including the Transactions, or the performance by any of the Capital Entities or the Manager of its obligations hereunder or under the Operative Agreements or the Other Agreements; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xxv)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxvi)       Possession of Intellectual Property.  The Partnership Entities and the Manager own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the Transferred Business, and none of the Capital Parties or the Manager has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities and the Manager, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxvii)      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Partnership of its obligations hereunder, in connection with the offering, issuance or sale of the Units hereunder or the consummation of the transactions contemplated by this Agreement (including the Transactions), except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

(xxviii)     Absence of Manipulation.  None of the Capital Entities nor any affiliate of the Capital Entities has taken, nor will any of them take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(xxix)       Sufficiency of the Transaction Documents. The Transaction Documents will be legally sufficient to transfer or convey to the Partnership and the Operating Company satisfactory title to, or valid rights to use or manage all properties not already held by it that are, individually or in the aggregate, required to enable the Partnership and its subsidiaries to conduct their operations, including the Transferred Business, in all material respects as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein or contained in the Transaction Documents.  The Partnership and the Operating Company, upon execution and delivery of the Transaction Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations of the Transferred Business as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and in the Contribution Documents and Share Purchase Agreement.

(xxx)        Vessel Title and Registration.  At each Date of Delivery, after giving effect to the Transactions, each of the vessels listed on Schedule C hereto (the “Vessels”) will be duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule C in the sole ownership of the Operating Subsidiary set forth opposite its name on Schedule C; on such date, each Operating Subsidiary will have good and marketable title to the applicable Vessel, free and clear of all Liens and defects of the title of record; and each such Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for such Liens, defects of the title of record, failure to pay such taxes, fees and other amounts (A) as described, and subject to the limitations contained, in the Prospectus, (B) those liens arising under the Credit Facility or (C) as do not, individually or in the aggregate, materially affect the value of any such vessel and do not materially interfere with the use of any such Vessel as it has been used in the past and is proposed to be used in the future, as described in the Prospectus (the liens described in clauses (A), (B) and (C) above being “Permitted Liens”).

(xxxi)       Newbuilding Vessel Title and Registration.  Upon the closing of the transactions contemplated by the Share Purchase Agreement, each of the vessels listed on Schedule D hereto (the “Newbuilding Vessels”) will be duly registered as a vessel under the laws of the jurisdiction set forth opposite its name on Schedule D in the sole ownership of the Newbuilding Subsidiary set forth opposite its name on Schedule D; on such date, each Newbuilding Subsidiary will have good and marketable title to the applicable Newbuilding Vessel, free and clear of all Liens and defects of the title of record; and each such Newbuilding Vessel will be in good standing with respect to the payment of past and current taxes, fees and other amounts payable under the laws of the jurisdiction where it is registered as would affect its registry with the ship registry of such jurisdiction except for Permitted Liens.

(xxxii)      Permits.  Each of the Partnership Entities and the Manager has, or at each Date of Delivery will have, such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“Permits”) of, and has or will have made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the General Disclosure Package and the Prospectus and except for such Permits, declarations and filings that, if not obtained, would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect; except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, each of the Partnership Entities and the Manager has, or at each Date of Delivery will have, fulfilled and performed all its material obligations with respect to such Permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, and none of such Permits contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.

(xxxiii)     Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any final and legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos-containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Partnership Entities and the Manager have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses as described in the General Disclosure Package and the Prospectus and are each in compliance with such requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities and (D) to the knowledge of the Capital Parties, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities or the Manager relating to Hazardous Materials or any Environmental Laws.

(xxxiv)     Insurance.  The Partnership Entities carry or are entitled to the benefits of insurance relating to the Transferred Business, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.   The Capital Entities have no reason to believe that they will not be able (A) to renew their existing insurance coverage relating to the Transferred Business as and when such policies expire or (B) to obtain comparable coverage relating to the Transferred Business from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Change.  None of the Capital Entities has been denied any insurance coverage which it has sought or for which it has applied relating to the Transferred Business.

(xxxv)      Prohibition on Dividends.  Except as provided in the Credit Facility and by Section 40 of the Marshall Islands LLC Act, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.  Except as provided in the Credit Facility, upon the closing of the transactions contemplated by the Share Purchase Agreement, none of the Newbuilding Subsidiaries will be prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(xxxvi)     Accounting Controls.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (1) no material weakness in the Partnership Entities’ internal control over financial reporting (whether or not remediated) and (2) no change in the Partnership Entities’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership Entities’ internal control over financial reporting.

(xxxvii)    Compliance with the Sarbanes-Oxley Act.  The Partnership has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Partnership is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Partnership at all times after the effectiveness of the Registration Statement.

(xxxviii)   Payment of Taxes.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material foreign, federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due from it, other than those (A) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (B) that, if not paid, would not have a Material Adverse Effect.

(xxxix)        Investment Company Act.  None of the Partnership Entities is now, and after giving effect to the Transactions will be an “investment company” or a company “controlled by” an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xl)           Passive Foreign Investment Company.  After giving effect to the Transactions, and after giving effect to the exercise in full of the option provided in Section 2(b) hereof, the Partnership will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the Internal Revenue Code, and based on the Partnership’s current and expected assets, income and operations as described in the Prospectus, the Partnership does not believe that it is likely to become a PFIC.

(xli)          Section 883 Exemption.  After giving effect to the Transactions and the exercise in full of the option provided in Section 2(b) hereof, the Partnership will qualify for the exemption from U.S. federal income tax on its U.S. source international transportation income under Section 883 of the Internal Revenue Code, provided less than 50 percent of its Common Units are owned by “5-percent shareholders” (other than Capital Maritime or its affiliates) as defined in Treasury Regulation 1.883-2(d)(3) for more than half the number of days during the year of the Offering.

(xlii)         Tax Status.  None of the Partnership Entities, other than the General Partner and the Partnership, is currently classified as an association taxable as a corporation for United States federal income tax purposes.  Each of the Partnership Entities, other than the General Partner and the Partnership, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Partnership Entity that is classified other than as a corporation without regard to whether it has made such an election).

(xliii)        Foreign Corrupt Practices Act.  None of the Partnership Entities nor, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or other person acting on behalf of any Partnership Entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and each of the Partnership Entities, and to the knowledge of the Capital Parties, the affiliates of the Partnership Entities have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xliv)       Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Capital Parties, threatened.

(xlv)        OFAC.  None of the Partnership Entities is, and, to the knowledge of the Capital Parties, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership Entities is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Capital Maritime will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlvi)       Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Capital Parties believe to be reliable and accurate.

(xlvii)      Private Placement. The offer, sale and issuance of the Sponsor Units, the Incentive Distribution Rights and the Option Units to Capital Maritime pursuant to the Contribution Agreement and the Partnership Agreement are exempt from the registration requirements of the 1933 Act and the securities laws of any state having jurisdiction with respect thereto, and none of the Capital Entities has taken or will take any action that would cause the loss of such exemption.

(b)           Additional Representations and Warranties by Capital Maritime.  Capital Maritime also represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time and as of the Closing Time, and agrees with each Underwriter, as follows:

(i)            No Inside Information.  Capital Maritime is not prompted to sell the Units by any information concerning the any of the Capital Entities which is not set forth in the General Disclosure Package or the Prospectus.

(ii)           Valid Title.  At the initial Date of Delivery, after giving effect to the sale of the Operating Subsidiaries to the Partnership as contemplated by the Contribution Agreement, Capital Maritime will have valid title to the Initial Units, free and clear of all Liens and will have and the legal right and power to sell, transfer and deliver the Initial Units or a valid security entitlement in respect of such Initial Units.  Upon exercise of the option described in Section 2(b) hereof, after giving effect to the sale by the Partnership of the Option Units to Capital Maritime as contemplated by the Partnership Agreement, Capital Maritime will have valid title to the Option Units, free and clear of all Liens and will have and the legal right and power to sell, transfer and deliver the Option Units or a valid security entitlement in respect of such Option Units.

(iii)          Delivery of Units.  Upon payment of the purchase price for the Units, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Units in the name of Cede or such other nominee, and the crediting of such Units on the books of DTC to securities accounts of the Underwriters, (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the New York Uniform Commercial Code (the “UCC”), of such Units and will acquire its interest in the Units (including, without limitation, all rights that Capital

Maritime had or has the power to transfer in such Units) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Units may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, Capital Maritime may assume that when such payment, delivery and crediting occur, (1) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of formation, agreement of limited partnership and applicable law, (2) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, and (3) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(iv)          Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, Capital Maritime will not, without the prior written consent of the Representatives, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to the Units to be sold hereunder.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this subsection shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(v)           No Association with NASD.  Neither Capital Maritime nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”)), any member firm of the National Association of Securities Dealers, Inc.

(c)           Officer’s Certificates.  Any certificate signed by any officer of any of the Capital Entities delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Capital Entities to each Underwriter as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Units.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein  set forth, Capital Maritime agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Capital Maritime, at the price per Unit set forth in Schedule B, the number of Initial Units set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Units which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Units, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

(b)           Option Units.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, Capital Maritime hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [1,762,500] Common Units, at the price per Unit set forth in Schedule B, less an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Units upon notice by the Representatives to the Partnership and Capital Maritime setting forth the number of Option Units as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Units.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Units, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Units then being purchased which the number of Initial Units set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Units, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Common Units.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Units shall be made at the offices of Vinson & Elkins L.L.P., 666 Fifth Avenue, 26th Floor, New York, New York 10103, or at such other place as shall be agreed upon by the Representatives and the Partnership and Capital Maritime, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Partnership and Capital Maritime (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Units shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Partnership and Capital Maritime, on each Date of Delivery as specified in the notice from the Representatives to the Partnership and Capital Maritime.

Payment for the Initial Units shall be made to Capital Maritime by wire transfer of immediately available funds to a bank account designated by Capital Maritime against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Initial Units to be purchased by them.  In the event that any or all of the Option Units are purchased by the Underwriters, payment shall be made to Capital Maritime by wire transfer of immediately available funds to a bank account designated by Capital Maritime against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Option Units to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of and receipt for, and to make payment of the purchase price for, the Initial Units and the Option Units, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by the Closing

Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Units and the Option Units, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Units and the Option Units, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

(e)           Appointment of Qualified Independent Underwriter.  The Partnership and Capital Maritime hereby confirm their engagement of Merrill Lynch as, and Merrill Lynch hereby confirms its agreement with the Partnership and Capital Maritime to render services as, a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the NASD with respect to the offering and sale of the Units.  Merrill Lynch, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “Independent Underwriter.”

SECTION 3.           Covenants of the Partnership and Capital Maritime.  The Partnership covenants and, with respect to subparagraphs (i), (m) and (o) below, Capital Maritime covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Units.  The Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments and Exchange Act Documents.  The Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and will furnish the Representatives with copies of any such documents a reasonable amount of time under the circumstances prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Partnership has given the Representatives notice of any filings made pursuant to the 1934 Act or the rules and regulations thereunder within 48 hours prior to the Applicable Time; the Partnership will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(c)           Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration

Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Partnership has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Units as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Units, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Partnership, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Partnership will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Partnership will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Units or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f)            Blue Sky Qualifications.  The Partnership will use its best efforts, in cooperation with the Underwriters, to qualify the Units for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Rule 158.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Rule 463. The Partnership will file with the Commission such information in Form 20-F as may be required by Rule 463 under the Act.

(i)            Use of Proceeds.  Capital Maritime will use the net proceeds received by it from the sale of any Option Units in the manner specified in the Prospectus under “Use of Proceeds.”

(j)            Reporting Requirements.  The Partnership, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(k)           Listing.  The Partnership will use its best efforts to effect the listing of the Common Units (including the Option Units) on the Nasdaq Global Market.

(l)            Restriction on Sale of Securities.  During a period of 180 days from the date of the Prospectus, the Partnership will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Units to be sold hereunder or (B) any offer for sale, sale or other issuance of common units or other securities to Capital Maritime or any of its subsidiaries in connection with the acquisition by the Partnership of any assets from Capital Maritime or any of its subsidiaries, provided that any such recipient of common units or other securities enters into a lock-up arrangement for the remainder of the 180-day restricted period.  Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs or (2) prior to the expiration of the 180-day restricted period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed in this subsection shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(m)          Issuer Free Writing Prospectuses.  Each of the Partnership and Capital Maritime represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of Capital Maritime, whether or not required to be filed with the Commission.  Any such free writing prospectus consented to by the Representatives or by the Partnership and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Partnership and Capital Maritime represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(n)           Investment Company; PFIC. For a period of five years after the latest Date of Delivery, the Partnership will use its reasonable best efforts to ensure that (i) no Partnership Entity, nor any subsidiary thereof, shall become an “investment company” as defined in the 1940 Act, and (ii) the Partnership shall not become a PFIC.

(o)           Share Purchase Agreement.  Capital Maritime and the Partnership will consummate the transactions contemplated in the Share Purchase Agreement in accordance with the terms of that agreement.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  Capital Maritime will pay or cause to be paid all expenses incident to the performance of the Capital Parties’ obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Units, (iii) the preparation, issuance and delivery of the certificates for the Units to the Underwriters, including any unit or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iv) the fees and disbursements of the Capital Parties’ and the Manager’s counsel, accountants and other advisors, (v) the qualification of the Units under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Units, (ix) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Units, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Capital Parties and the Manager and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Units and (xi) the fees and expenses incurred in connection with the listing of the Units on the Nasdaq Global Market. Notwithstanding the foregoing, the Underwriters will reimburse Capital Maritime for certain actual expenses that are incurred by Capital Maritime in connection with the transactions described in Subsection (ix) in an amount of up to $250,000.  Such reimbursement shall be made by wire transfer of immediately available funds to such accounts or accounts designated by Capital Maritime or such other method as agreed to by the parties to this Agreement following delivery of reasonably satisfactory documentation of the expenses to the Representatives.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or Section 11 hereof, Capital Maritime shall reimburse the Underwriters for all of the out-of-pocket accountable expenses actually incurred by the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Partnership and Capital Maritime may make for the sharing of such costs and expenses.

SECTION 5.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Capital Parties and the Manager contained in Section 1 hereof or in certificates of any officer of the Capital Entities delivered pursuant to the provisions hereof, to the performance by the Capital Parties of their covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(b)           Opinion of U.S. Counsel for the Partnership and Capital Maritime.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Cravath, Swaine & Moore LLP, U.S. counsel for the Partnership and Capital Maritime, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form attached hereto as Exhibit A.

(c)           Opinion of Marshall Islands and Liberia Counsel for the Partnership.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Watson, Farley & Williams (New York) LLP, Marshall Islands and Liberia counsel for the Partnership and Capital Maritime, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form attached hereto as Exhibit B.

(d)           Opinion of Panama Counsel for the Partnership.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Patton, Moreno & Asvat, Panama counsel for the Manager, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form attached hereto as Exhibit C.

(e)           Opinion of Greek Counsel for the Partnership.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of G.E. Bairactaris & Partners, Greek counsel for the Partnership and Capital Maritime, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form attached hereto as Exhibit D.

(f)            Opinion of English Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion of Watson, Farley & Williams LLP, English counsel for the Partnership and Capital Maritime, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in the form attached hereto as Exhibit E.

(g)           Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Representatives may reasonably require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Partnership and its subsidiaries and certificates of public officials.

(h)           Officers’ Certificates.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any Material Adverse Effect, and the Representatives shall have received:

(i)            a certificate of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner, dated as of the Closing Time, to the effect that (A) there has been no such change that results in a Material Adverse Effect, (B) the representations and warranties with respect to the Partnership Entities in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) each of the Partnership Entities has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission; and

(ii)           a certificate of the President or a Vice President of Capital Maritime and of the chief financial or chief accounting officer of Capital Maritime, dated as of the Closing Time, to the effect that (A) there has been no such change that results in a Material Adverse Effect, (B) the representations and warranties with respect to Capital Maritime, the Manager and the Newbuilding Subsidiaries in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) each of Capital Maritime and the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission; and

(i)            Accountants’ Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Deloitte Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm (“Deloitte”), a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(j)            Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Deloitte, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(k)         Approval of Listing.  At Closing Time, the Units shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(l)          No Objection.  The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(m)        Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by the persons listed on Schedule G hereto.

(n)         Conditions to Purchase of Option Units.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Units, the representations and warranties of the Capital Parties and the Manager contained herein and the statements in any certificates furnished by any Capital Entity hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            General Partner Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the General Partner and of the chief financial or chief accounting officer of the General Partner confirming that the certificate delivered at the Closing Time pursuant to Section 5(i)(i) hereof remains true and correct as of such Date of Delivery.

(ii)           Capital Maritime Officers’ Certificate.  A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of Capital Maritime confirming that the certificate delivered at Closing Time pursuant to Section 5(i)(ii) remains true and correct as of such Date of Delivery.

(iii)          Opinions of Counsel for the Partnership, Capital Maritime and the Manager.  The favorable opinion of Cravath, Swaine & Moore LLP, U.S. counsel for the Partnership and Capital Maritime, together with the favorable opinions of Watson, Farley & Williams (New York) LLP, Marshall Islands and Liberia counsel for the Partnership and Capital Maritime, Patton, Moreno & Asvat, Panama counsel for the Partnership and Capital Maritime, G.E. Bairactaris & Partners, Greek Counsel for the Partnership and Capital Maritime, and Watson, Farley & Williams (New York) LLP, English counsel for the Partnership and Capital Maritime, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) through (g) hereof.

(iv)          Opinion of Counsel for Underwriters.  The favorable opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated such Date of Delivery, relating to the Option Units to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(h) hereof.

(vi)          Bring-down Comfort Letter.  A letter from Deloitte, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(j) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

(o)           Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Units as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Capital Entities in connection with the issuance and sale of the Units as herein contemplated and the transactions contemplated in the Operative

Agreements shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p)           Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Units on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Units, may be terminated by the Representatives by notice to the Partnership and Capital Maritime at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such  termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.           Indemnification.

(a)           Indemnification of Underwriters.  (1) The Capital Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Capital Parties;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(2)           In addition to and without limitation of the Capital Parties’ obligation to indemnify Merrill Lynch as an Underwriter, the Capital Parties also jointly and severally, agree to indemnify and hold harmless the Independent Underwriter, its Affiliates and selling agents and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 of the Conduct Rules of the NASD in connection with the offering of the Units.

(b)           Indemnification of Capital Parties, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Capital Parties, their directors, each of the officers of the General Partner who signed the Registration Statement, and each person, if any, who controls the Capital Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives expressly for use therein.

(c)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a)(1) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Capital Parties.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; provided, that, if indemnity is sought pursuant to Section 6(a)(2), then, in addition to the fees and expenses of such counsel for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one counsel (in addition to any local counsel) separate from its own counsel and that of the other indemnified parties for the Independent Underwriter in its capacity as a “qualified independent underwriter” and all persons, if any, who control the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of 1934 Act in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances if, in the reasonable judgment of the Independent Underwriter, there may exist a conflict of interest between the Independent Underwriter and the other indemnified parties.  Any such separate counsel for the Independent Underwriter and such control persons of the Independent Underwriter shall be designated in writing by the Independent Underwriter.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)           Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Capital Parties with respect to indemnification.

SECTION 7.           Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Capital Parties on the one hand and the Underwriters on the other hand from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Capital Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Capital Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by Capital Maritime and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Units as set forth on the cover of the Prospectus.

The relative fault of the Capital Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Capital Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Capital Parties and the Underwriters agree that Merrill Lynch will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Units.

The Capital Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Capital Parties, each officer of the General Partner who signed the Registration Statement, and each person, if any, who controls the Capital Parties within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Capital Parties.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Units set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Capital Parties with respect to contribution.

SECTION 8.           Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Capital Parties or the Manager submitted pursuant hereto, shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Capital Parties and (b) delivery of and payment for the Units.

SECTION 9.           Termination of Agreement.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Partnership and Capital Maritime, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or the Nasdaq Global Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.         Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Units which it or they are obligated to purchase under this Agreement (the “Defaulted Units”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Units in such amounts as may be agreed upon and upon the terms set forth herein; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Units does not exceed 10% of the number of Units to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Units exceeds 10% of the number of Units to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of Capital Maritime to sell the Option Units to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Partnership to sell the relevant Option Units, as the case may be, either the (i) Representatives or (ii) the Partnership and Capital Maritime shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.         Default by Capital Maritime.  (a) If Capital Maritime shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Units which Capital Maritime is obligated to sell hereunder, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Partnership, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section 11 shall relieve Capital Maritime so defaulting from liability, if any, in respect of such default.

In the event of a default by Capital Maritime as referred to in this Section 11, each of the Representatives and the Partnership shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

(b)  In the event that the Underwriters exercise their overallotment option to purchase any or all of the Option Units and Capital Maritime shall fail at Closing Time or at the Date of Delivery to sell the number of Option Units that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve Capital Maritime from liability, if any, in respect of such default.

SECTION 12.         Tax Disclosure.  Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Partnership (and each employee, representative or other agent of the Partnership) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Partnership relating to such tax treatment and tax structure.  For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.

SECTION 13.         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Global Origination Counsel, fax: 212-449-3207 and at 299 Park Avenue, New York, New York 10171, attention of • , fax: • ; and notices to the Capital Parties shall be directed to the Partnership at 3 Iassonos Street, Piraeus 18537 Greece, attention of Ioannis E. Lazaridis.

SECTION 14.         No Advisory or Fiduciary Relationship.  Each of the Capital Parties acknowledges and agrees that (a) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership and Capital Maritime, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of any of the Capital Parties, or their respective partners, members, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of any Capital Party with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Capital Parties on other matters) and no Underwriter has any obligation to the Capital Parties with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Capital Parties, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Capital Parties have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 15.         Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Capital Parties, the Manager and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Partnership and Capital Maritime and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Partnership and Capital Maritime and their respective successors, and said controlling persons and officers and directors and their heirs and legal Representatives, and for the benefit of no other person, firm or corporation.  No purchaser of units from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.         GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 17.         Jurisdiction and Waiver of Jury Trial.  Except as set forth below, no proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Capital Parties and the Manager hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Capital Parties and the Manager hereby consent to personal jurisdiction, service and venue in any court in which any proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters.  The Capital Parties and the Manager hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Capital Parties and the Manager agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon them and may be enforced in any other courts in the jurisdiction of which the Capital Parties and the Manager are or may be subject, by suit upon such judgment.

SECTION 18.         TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.         Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Capital Parties and the Manager a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Capital Parties and the Manager in accordance with its terms.

Very truly yours,

CAPITAL PRODUCT PARTNERS L.P.

By:	CAPITAL GP L.L.C., its general partner

By:
Name:
Title:

CAPITAL GP L.L.C.

By:
Name:
Title:

CAPITAL PRODUCT OPERATING L.L.C.

By:
Name:
Title:

CAPITAL MARITIME & TRADING CORP.

By:
Name:
Title:

CAPITAL SHIP MANAGEMENT CORP.

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By
Authorized Signatory

UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Number of Initial Units
Merrill Lynch, Pierce, Fenner & Smith Incorporated
UBS Securities LLC
Bear, Stearns & Co. Inc.
Wachovia Capital Markets, LLC
Raymond James & Associates, Inc.
Stifel, Nicolaus & Company, Incorporated
Fortis Securities LLC
Total	[11,750,000	]

Sch A-1

SCHEDULE B

CAPITAL PRODUCT PARTNERS L.P.

[11,750,000] Common Units representing limited partner interests

1.             The initial public offering price per Unit, determined as provided in Section 2, shall be $•.

2.                                      The purchase price per Unit to be paid by the several Underwriters shall be $•, being an amount equal to the initial public offering price set forth above less $• per Unit; provided that the purchase price per Unit for any Option Units purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per Unit equal to any dividends or distributions declared by the Partnership and payable on the Initial Units but not payable on the Option Units.

Sch B-1

SCHEDULE C

OPERATING SUBSIDIARIES AND VESSELS

Operating Subsidiary	Vessel	Jurisdiction of Registration of Vessel
Shipping Rider Co.	Atlantas	Marshall Islands and Isle of Man
Centurion Navigation Limited	Aktoras	Marshall Islands and Isle of Man
Polarwind Maritime S.A.	Agisilaos	Marshall Islands
Canvey Shipmanagement Co.	Assos	Liberia
Carnation Shipping Company	Arionas	Marshall Islands
Iraklitos Shipping Company	Axios	Liberia
Tempest Maritime, Inc.	Aiolos	Marshall Islands and Isle of Man
Apollonas Shipping Company	Avax	Liberia

Sch C-1

SCHEDULE D

NEWBUILDING SUBSIDIARIES AND VESSELS

Newbuilding Subsidiary	Newbuilding Vessel	Jurisdiction of Registration
Epicurus Shipping Company	Atrotos	Liberia
Laredo Maritime Inc.	Akeraios	Liberia
Splendor Shipholding S.A.,	Anemos I	Liberia
Lorenzo Shipmanagement Inc.	Apostolos	Liberia
Sorrel Shipmanagement Inc.	Alexandros II	Marshall Islands
Wind Dancer Shipping Inc.	Aristotelis II	Marshall Islands
Belerion Maritime Co.	Aris II	Marshall Islands

Sch D-1

SCHEDULE E

LIST OF ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Sch E-1

SCHEDULE F

OTHER AGREEMENTS

[list of all time and bareboat charters and shipbuilding contracts]

Sch F-1

SCHEDULE G

LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP

Capital Maritime & Trading Corp.

Evangelos M. Marinakis

Ioannis E. Lazaridis

Nikolaos Syntychakis

Evangelos G. Bairactairis

Abel Rasterhoff

Keith Forman

Sch G-1

EXHIBIT A

FORM OF OPINION OF CRAVATH, SWAINE & MOORE LLP,
U.S. COUNSEL TO THE PARTNERSHIP AND CAPITAL MARITIME

Ex A-1

EXHIBIT B

FORM OF OPINION OF WATSON, FARLEY & WILLIAMS (NEW YORK) LLP,

MARSHALL ISLANDS AND LIBERIA COUNSEL TO

THE PARTNERSHIP AND CAPITAL MARITIME

Ex B-1

EXHIBIT C

FORM OF OPINION OF PATTON, MORENO & ASVAT,

PANAMA COUNSEL TO THE MANAGER

Ex C-1

EXHIBIT D

FORM OF OPINION OF G.E. BAIRACTARIS & PARTNERS,

GREEK COUNSEL TO THE PARTNERSHIP AND CAPITAL MARITIME

Ex D-1

EXHIBIT E

FORM OF WATSON, FARLEY & WILLIAMS LLP,

ENGLISH COUNSEL TO THE PARTNERSHIP AND CAPITAL MARITIME

Ex E-1

EXHIBIT F

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER UNITHOLDERS

•, 2007

MERRILL LYNCH & CO.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated,

UBS SECURITIES LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Purchase Agreement

c/o	Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center

New York, New York 10080

c/o    UBS Securities LLC

299 Park Avenue

New York, New York 10171

Re:          Proposed Public Offering by Capital Product Partners L.P.

Dear Sirs:

The undersigned, a unitholder of Capital Product Partners L.P., a Marshall Islands limited partnership (the “Partnership”), or an officer and/or director of Capital GP L.L.C., a Marshall Islands limited liability company and the general partner of the Partnership (the “General Partner”), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and UBS Securities LLC (“UBS”) propose to enter into a Purchase Agreement (the “Purchase Agreement”) with the Capital Parties and the Manager providing for the public offering of common units representing limited partner interests in the Partnership (the “Common Units”).  Terms used but not defined herein have the meanings given to them in the Purchase Agreement.

In recognition of the benefit that such an offering will confer upon the undersigned as a unitholder of the Partnership or as an officer and/or director of the General Partner, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 180 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and UBS, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any of the Partnership’s Common Units or any securities convertible into or exchangeable or exercisable for Common Units, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Units Act of 1933, as amended, with respect to any of the foregoing (collectively, the “Lock-Up Securities”) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise.

Ex F-1

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch and UBS, provided that (1) Merrill Lynch and UBS receive a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or stockholders of the undersigned; or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding the foregoing, if:

(1)           during the last 17 days of the 180-day lock-up period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or

(2)           prior to the expiration of the 180-day lock-up period, the Partnership announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch and UBS waive, in writing, such extension.

The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Merrill Lynch and UBS to the Partnership (in accordance with Section 12 of the Purchase Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Ex F-2

Very truly yours,

Signature:

Print Name:

Ex F-3